UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2014

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2014, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 6, 2014

Exhibit 99.1

Maiden Holdings, Ltd. Announces Record Quarterly Net Operating Earnings(1) of $28.2 million or $0.37 Per Diluted Common Share and Operating Return on Common Equity(1) of 13.0%

Highlights for the quarter ended June 30, 2014

•	Annualized operating return on common equity(1) of 13.0% compared to 9.7% in the second quarter of 2013;

•
Record net operating earnings(1) of $28.2 million, or $0.37 per diluted common share compared with net operating earnings of $20.4 million, or $0.28 per diluted common share in the second quarter of 2013;

•
Net premiums written increased 8.6% to $540.9 million for the second quarter of 2014 compared to the same period last year; excluding the cancelled National General Holdings Quota Share, the underlying growth rate was 27.1%;

•	Combined ratio(10) of 98.0% compared to 97.6% in the second quarter of 2013; and

•	Net investment income was $28.1 million, an increase of 35.5% compared to the second quarter of 2013.

Highlights for the six months ended June 30, 2014

•	Annualized operating return on common equity(1) of 12.6% compared to 10.0% in the first six months of last year;

•	Record net operating earnings (1) of $53.7 million, or $0.70 per diluted common share compared with $41.5 million, or $0.56 per diluted common share in the first six months of 2013;

•	Net premiums written increased 5.4% to $1.3 billion versus the same period last year; excluding the cancelled National General Holdings Quota Share, the underlying growth rate was 20.6%;

•	Combined ratio(10) of 97.8% compared to 97.6% in the first six months of 2013;

•	Net investment income was $55.9 million, an increase of 31.0% compared to the first six months of 2013; and

•	Book value per common share(4) of $12.46 increased 11.8% compared to December 31, 2013 reflecting increased market values of Maiden’s fixed income investment portfolio during the first half of 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported record second quarter 2014 net operating earnings(1) of $28.2 million, or $0.37 per diluted common share compared with $20.4 million, or $0.28 per diluted common share in the second quarter of 2013. In the second quarter of 2014, net income attributable to Maiden common shareholders was $25.8 million compared to net income attributable to Maiden common shareholders of $20.2 million in the second quarter of 2013.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden continued to realize strong disciplined growth across the platform in both the Diversified and AmTrust segments. Our underwriting portfolio continues to benefit significantly from organic growth of existing client relationships and select additions of new client relationships. In the quarter, unrealized gains and net income boosted shareholders’ equity by over $79 million, an increase of 6.9%. Quarterly net operating income set a record at $28.2 million, reflecting growth in invested assets partially offset by a slightly higher combined ratio. Going forward, we are focused on enhancing underwriting performance and strengthening operating returns.”

Results for the quarter ended June 30, 2014
Record net operating earnings(1) for the second quarter of 2014 were $28.2 million, or $0.37 per diluted common share compared with $20.4 million, or $0.28 per diluted common share in the second quarter of 2013. Net income attributable to Maiden common shareholders was $25.8 million compared to net income attributable to Maiden common shareholders of $20.2 million in the second quarter of 2013. Excluded from second quarter 2014 operating earnings was an established provision of $2.8 million comprised of loss activity and additional reinstatement premiums related to ceded losses in the Company’s divested excess and surplus lines property insurance business that was sold to Brit Global Specialty in May of 2013.

In the second quarter of 2014, net premiums written totaled $540.9 million, an increase of 8.6% compared to the second quarter of 2013.  The Diversified Reinsurance segment’s net premiums written totaled $168.9 million, an increase of 25.2% versus the second quarter of 2013. The growth in the Diversified Reinsurance segment’s premium was the result of both new business wins and increased shares of existing client relationships in the U.S. and internationally. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 28.0% to $372.0 million compared to the second quarter of 2013, driven by favorable trends in lines of business such as worker’s compensation. The NGHC Quota Share segment reflects the mutually agreed termination of that contract as of August 1, 2013.

Net premiums earned of $531.9 million increased 3.6% compared to the second quarter of 2013.  Earned premiums increased 12.6% in the Diversified Reinsurance segment to $200.8 million compared to the second quarter of 2013. The AmTrust Quota Share Reinsurance segment earned premiums were up 24.3% to $324.9 million compared to the second quarter of 2013. The NGHC Quota Share segment net premiums earned were $6.1 million in the second quarter of 2014, down 91.7% compared to the second quarter of 2013, reflecting the termination of the NGHC quota share reinsurance contract as of August 1, 2013.

Net loss and loss adjustment expenses of $351.2 million were up $7.8 million compared to the second quarter of 2013.  The loss ratio(6) of 65.7% was lower than the 66.5% reported in the second quarter of 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $12.4 million to $172.8 million in the second quarter of 2014, compared to the year ago quarter, while the total expense ratio(9) rose to 32.3% for the second quarter of 2014 compared with 31.1% in the same quarter last year, with the difference due to business mix. General and administrative expenses for the second quarter of 2014 totaled $15.4 million compared with $16.8 million in the second quarter of 2013. The general and administrative expense ratio(8) decreased to 2.9% in the second quarter of 2014 versus 3.3% in the second quarter of 2013.

The combined ratio(10) for the second quarter of 2014 totaled 98.0% compared with 97.6% in the second quarter of 2013. While moderated from first quarter 2014 levels, the Diversified Reinsurance segment experienced continued elevated losses from non-catastrophe U.S. property reinsurance contracts. The second quarter 2014 Diversified Reinsurance segment combined ratio also included the established provision of $2.8 million, or 1.3 percentage points resulting from loss activity and additional ceded reinsurance reinstatement premiums both related to the divested excess and surplus lines property insurance business. These factors drove the combined ratio in the Diversified Reinsurance segment to increase to 99.9% compared to 97.4% in the second quarter of 2013. Excluding the impact of this divested business, the combined ratio for the Company would be 97.5% and the Diversified Reinsurance segment combined ratio would be 98.6%. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 95.3% in the second quarter of 2014 compared to 95.5% in the second quarter of 2013.

Record net investment income of $28.1 million in the second quarter of 2014 increased 35.5% compared to the second quarter of 2013. The average yield on the fixed income portfolio (excluding cash) is 3.54% with an average duration of 4.8 years.

Total assets increased 6.5% to $5.0 billion at June 30, 2014 compared to $4.7 billion at year-end 2013.   Shareholders' equity was $1.2 billion, up 8.8% compared to December 31, 2013. Book value per common share was $12.46 at the end of the second quarter of 2014 or 11.8% higher than at December 31, 2013.

During the second quarter of 2014, the Board of Directors declared dividends of $0.11 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the six months ended June 30, 2014
Record net operating earnings(1) for the first six months of 2014 were $53.7 million, or $0.70 per diluted common share compared with $41.5 million, or $0.56 per diluted common share in the first half of 2013. Net income attributable to Maiden common shareholders was $21.7 million compared to net income attributable to Maiden common shareholders of $45.2 million in the first half of 2013. In the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the TRUPs.

In the first half of 2014, net premiums written totaled $1.3 billion, an increase of 5.4% compared to the first six months of 2013.  Net premiums written in the Diversified Reinsurance segment totaled $460.6 million, an increase of 14.4% versus the first half of 2013. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 24.5% to $791.0 million compared to the first half of 2013. The NGHC Quota Share segment reflects the mutually agreed termination of that contract as of August 1, 2013.

Net premiums earned of $1.1 billion increased 4.9% compared to the first six months of 2013.  Net premiums earned increased 6.8% in the Diversified Reinsurance segment to $400.2 million compared to the first half of 2013. The AmTrust Quota Share Reinsurance segment net premiums earned were up 30.8% to $629.8 million compared to the first half 2013. The NGHC Quota Share segment net premiums earned were $21.1 million in the first six months of 2014, down 85.5% compared to the second quarter of 2013, reflecting the termination of the NGHC quota share reinsurance contract as of August 1, 2013.

Net loss and loss adjustment expenses of $702.5 million were up 3.6% compared to the first six months of 2013.  The loss ratio(6) of 66.3% was lower than the 67.2% recorded in the first half of 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $27.0 million to $333.8 million in the first half of 2014, compared to the comparable period a year ago, while the total expense ratio(9) rose to 31.5% for the first six months of 2014 compared with 30.4% in the same period last year. General and administrative expenses for the first half of 2014 totaled $30.3 million compared with $30.9 million in the first six months of 2013. The general and administrative expense ratio(8) decreased to 2.8% in the first half of 2014 versus 3.1% in the same period during 2013.

The combined ratio(10) for the first half of 2014 totaled 97.8% compared with 97.6% in the first six months of 2013. The Diversified Reinsurance segment had a combined ratio of 99.6% in the first half of 2014 compared to 97.4% in the first six months of 2013. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 95.3% in the first half of 2014 compared to 95.7% in the comparable period in 2013.

Record net investment income of $55.9 million in the first half of 2014 increased 31.0% compared to the first half of 2013.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 74774051
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on August 7, 2014 through midnight on August 14, 2014. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 74774051; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2014, Maiden had $5.0 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	June 30, 2014 (Unaudited)	December 31, 2013 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2014: $3,099,723; 2013: $3,127,792)	$3,225,676	$3,162,067
Other investments, at fair value (Cost 2014: $10,438; 2013: $4,522)	11,061	5,092
Total investments	3,236,737	3,167,159
Cash and cash equivalents	70,017	139,833
Restricted cash and cash equivalents	221,545	77,360
Accrued investment income	26,354	25,238
Reinsurance balances receivable, net	672,526	560,145
Prepaid reinsurance premiums	29,378	39,186
Reinsurance recoverable on unpaid losses	100,199	84,036
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	360,179	304,908
Goodwill and intangible assets, net	88,975	90,613
Other assets	46,921	56,926
Total assets	$5,020,806	$4,713,379
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,104,660	$1,957,835
Unearned premiums	1,224,830	1,034,754
Accrued expenses and other liabilities	107,905	110,114
Senior notes	360,000	360,000
Junior subordinated debt	—	126,381
Total liabilities	3,797,395	3,589,084
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	738	736
Additional paid-in capital	575,811	574,522
Accumulated other comprehensive income	117,950	25,784
Retained earnings	217,295	211,602
Treasury shares, at cost	(3,867)	(3,801)
Total Maiden shareholders’ equity	1,222,927	1,123,843
Noncontrolling interest in subsidiaries	484	452
Total equity	1,223,411	1,124,295
Total liabilities and equity	$5,020,806	$4,713,379

Book value per common share(4)	$12.46	$11.14

Common shares outstanding	72,877,657	72,633,561

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013
Revenues:
Gross premiums written	$560,008	$535,457	$1,282,390	$1,250,177
Net premiums written	$540,920	$497,949	$1,250,812	$1,187,008
Change in unearned premiums	(9,024)	15,324	(199,686)	(185,293)
Net premiums earned	531,896	513,273	1,051,126	1,001,715
Other insurance revenue	2,842	2,780	8,004	7,995
Net investment income	28,107	20,745	55,949	42,724
Net realized gains (losses) on investment	577	(53)	665	3,230
Total revenues	563,422	536,745	1,115,744	1,055,664
Expenses:
Net loss and loss adjustment expenses	351,157	343,347	702,501	678,242
Commission and other acquisition expenses	157,402	143,572	303,484	275,902
General and administrative expenses	15,396	16,817	30,320	30,912
Total expenses	523,955	503,736	1,036,305	985,056
Income from operations(2)	39,467	33,009	79,439	70,608
Other expenses
Interest and amortization expenses	(7,172)	(9,570)	(15,236)	(19,140)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	(28,240)	—
Amortization of intangible assets	(819)	(945)	(1,638)	(1,890)
Foreign exchange and other gains	934	1,049	1,072	2,596
Total other expenses	(7,057)	(9,466)	(44,042)	(18,434)
Income before income taxes	32,410	23,543	35,397	52,174
Income tax expense	495	212	1,421	736
Net income	31,915	23,331	33,976	51,438
Less: income attributable to noncontrolling interest	(27)	(32)	(66)	(59)
Net income attributable to Maiden	31,888	23,299	33,910	51,379
Dividends on preference shares	(6,084)	(3,094)	(12,168)	(6,188)
Net income attributable to Maiden common shareholders	$25,804	$20,205	$21,742	$45,191
Net operating earnings attributable to Maiden common shareholders(1)	$28,193	$20,419	$53,746	$41,471
Basic earnings per common share attributable to Maiden shareholders	$0.35	$0.28	$0.30	$0.62
Diluted earnings per common share attributable to Maiden shareholders	$0.34	$0.27	$0.29	$0.61
Basic operating earnings per common share attributable to Maiden shareholders	$0.39	$0.28	$0.74	$0.57
Diluted operating earnings per common share attributable to Maiden shareholders	$0.37	$0.28	$0.70	$0.56
Dividends declared per common share	$0.11	$0.09	$0.22	$0.18
Weighted average number of common shares - basic	72,860,243	72,454,400	72,784,598	72,435,982
Adjusted weighted average number of common shares and assumed conversions - diluted	84,766,285	73,684,301	84,711,777	73,596,794
Net loss and loss adjustment expense ratio(6)	65.7%	66.5%	66.3%	67.2%
Commission and other acquisition expense ratio(7)	29.4%	27.8%	28.7%	27.3%
General and administrative expense ratio(8)	2.9%	3.3%	2.8%	3.1%

Expense ratio(9)	32.3%	31.1%	31.5%	30.4%
Combined ratio(10)	98.0%	97.6%	97.8%	97.6%
Annualized return on common equity	11.9%	9.6%	5.1%	10.9%
Annualized operating return on common equity	13.0%	9.7%	12.6%	10.0%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$25,804	$20,205	$21,742	$45,191
Add (subtract)
Net realized (gains) losses on investment	(577)	53	(665)	(3,230)
Foreign exchange and other gains	(934)	(1,049)	(1,072)	(2,596)
Amortization of intangible assets	819	945	1,638	1,890
Divested excess and surplus ("E&S") business	2,791	—	2,791	—
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	—	492	—
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Non-cash deferred tax expense	290	265	580	216
Net operating earnings attributable to Maiden common shareholders(1)	$28,193	$20,419	$53,746	$41,471
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.39	$0.28	$0.74	$0.57
Diluted earnings per common share attributable to Maiden shareholders	$0.37	$0.28	$0.70	$0.56
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$31,888	$23,299	$33,910	$51,379
Add (subtract)
Foreign exchange and other gains	(934)	(1,049)	(1,072)	(2,596)
Amortization of intangible assets	819	945	1,638	1,890
Interest and amortization expenses	7,172	9,570	15,236	19,140
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Income tax expense	495	212	1,421	736
Income attributable to noncontrolling interest	27	32	66	59
Income from operations(2)	$39,467	$33,009	$79,439	$70,608

	June 30, 2014	December 31, 2013
Investable assets:
Total investments	$3,236,737	$3,167,159
Cash and cash equivalents	70,017	139,833
Restricted cash and cash equivalents	221,545	77,360
Loan to related party	167,975	167,975
Total investable assets(3)	$3,696,274	$3,552,327

	June 30, 2014	December 31, 2013
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	907,927	808,843
Total Maiden shareholders' equity	1,222,927	1,123,843
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Junior subordinated debt	—	126,381
Total capital resources(5)	$1,582,927	$1,610,224

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested E&S business, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended June 30, 2014	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$168,943	$372,024	$(47)	$540,920
Net premiums earned	$200,840	$324,926	$6,130	$531,896
Other insurance revenue	2,842	—	—	2,842
Net loss and loss adjustment expenses	(136,208)	(210,680)	(4,269)	(351,157)
Commission and other acquisition expenses	(56,919)	(98,510)	(1,973)	(157,402)
General and administrative expenses	(10,405)	(514)	(188)	(11,107)
Underwriting income (loss)	$150	$15,222	$(300)	15,072
Reconciliation to net income
Net investment income and realized gains on investment				28,684
Amortization of intangible assets				(819)
Foreign exchange and other gains				934
Interest and amortization expenses				(7,172)
Other general and administrative expenses				(4,289)
Income tax expense				(495)
Net income				$31,915

Net loss and loss adjustment expense ratio(6)	66.9%	64.8%	69.6%	65.7%
Commission and other acquisition expense ratio(7)	27.9%	30.3%	32.2%	29.4%
General and administrative expense ratio(8)	5.1%	0.2%	3.1%	2.9%
Combined ratio(10)	99.9%	95.3%	104.9%	98.0%

For the Three Months Ended June 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$134,934	$290,578	$72,437	$497,949
Net premiums earned	$178,336	$261,404	$73,533	$513,273
Other insurance revenue	2,780	—	—	2,780
Net loss and loss adjustment expenses	(120,837)	(172,925)	(49,585)	(343,347)
Commission and other acquisition expenses	(44,438)	(76,198)	(22,936)	(143,572)
General and administrative expenses	(11,153)	(505)	(179)	(11,837)
Underwriting income	$4,688	$11,776	$833	17,297
Reconciliation to net income
Net investment income and realized losses on investment				20,692
Amortization of intangible assets				(945)
Foreign exchange and other gains				1,049
Interest and amortization expenses				(9,570)
Other general and administrative expenses				(4,980)
Income tax expense				(212)
Net income				$23,331

Net loss and loss adjustment expense ratio(6)	66.7%	66.2%	67.4%	66.5%
Commission and other acquisition expense ratio(7)	24.5%	29.1%	31.2%	27.8%
General and administrative expense ratio(8)	6.2%	0.2%	0.3%	3.3%
Combined ratio(10)	97.4%	95.5%	98.9%	97.6%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Six Months Ended June 30, 2014	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$460,562	$791,034	$(784)	$1,250,812
Net premiums earned	$400,156	$629,848	$21,122	$1,051,126
Other insurance revenue	8,004	—	—	8,004
Net loss and loss adjustment expenses	(277,572)	(410,224)	(14,705)	(702,501)
Commission and other acquisition expenses	(107,760)	(188,995)	(6,729)	(303,484)
General and administrative expenses	(21,395)	(1,062)	(387)	(22,844)
Underwriting income (loss)	$1,433	$29,567	$(699)	30,301
Reconciliation to net income
Net investment income and realized gains on investment				56,614
Amortization of intangible assets				(1,638)
Foreign exchange and other gains				1,072
Interest and amortization expenses				(15,236)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Other general and administrative expenses				(7,476)
Income tax expense				(1,421)
Net income				$33,976

Net loss and loss adjustment expense ratio(6)	68.0%	65.1%	69.6%	66.3%
Commission and other acquisition expense ratio(7)	26.4%	30.0%	31.9%	28.7%
General and administrative expense ratio(8)	5.2%	0.2%	1.8%	2.8%
Combined ratio(10)	99.6%	95.3%	103.3%	97.8%

For the Six Months Ended June 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$402,544	$635,396	$149,068	$1,187,008
Net premiums earned	$374,585	$481,692	$145,438	$1,001,715
Other insurance revenue	7,995	—	—	7,995
Net loss and loss adjustment expenses	(261,600)	(318,570)	(98,072)	(678,242)
Commission and other acquisition expenses	(89,220)	(141,330)	(45,352)	(275,902)
General and administrative expenses	(21,951)	(994)	(353)	(23,298)
Underwriting income	$9,809	$20,798	$1,661	32,268
Reconciliation to net income
Net investment income and realized gains on investment				45,954
Amortization of intangible assets				(1,890)
Foreign exchange and other gains				2,596
Interest and amortization expenses				(19,140)
Other general and administrative expenses				(7,614)
Income tax expense				(736)
Net income				51,438

Net loss and loss adjustment expense ratio(6)	68.4%	66.1%	67.4%	67.2%
Commission and other acquisition expense ratio(7)	23.3%	29.3%	31.2%	27.3%
General and administrative expense ratio(8)	5.7%	0.3%	0.3%	3.1%
Combined ratio(10)	97.4%	95.7%	98.9%	97.6%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.